   As filed with the Securities and Exchange Commission on December 4, 2001

                                                  Registration No. 333-22777



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        Metro Information Services, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


              VIRGINIA                               54-1112301
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)               Identification No.)

    REFLECTIONS II OFFICE BUILDING
        200 GOLDEN OAK COURT
         VIRGINIA BEACH, VA                            23452
(Address of Principal Executive Offices)             (Zip Code)


                        1997 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 BRIAN T. KEANE
                        METRO INFORMATION SERVICES, INC.
                         REFLECTIONS II OFFICE BUILDING
                              200 GOLDEN OAK COURT
                            VIRGINIA BEACH, VA 23452
                    (Name and Address of Agent For Service)
                                 (757) 486-1900
         (Telephone Number, Including Area Code, of Agent For Service)




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                         DEREGISTRATION OF COMMON STOCK

     On March 4, 1997, Metro Information Services, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-22777 (the "Registration Statement"), for the sale of 770,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), under the Company's 1997 Incentive Stock Option Plan (the "Plan").

     On August 20, 2001, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Keane, Inc., a Massachusetts corporation ("Keane"), and Veritas Acquisition Corp., a Virginia corporation and wholly owned subsidiary of Keane ("Veritas"), providing for the merger of Veritas with and into the Company, with the Company surviving as a wholly owned subsidiary of Keane (the "Merger"). The Merger became effective on November 30, 2001. Upon consummation of the Merger, each outstanding share of Common Stock was converted into the right to receive 0.48 of a share of Keane's common stock, par value $0.10 per share. Pursuant to the Merger Agreement, Keane assumed the obligations of the Company under the Plan.

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed to deregister 727,240 shares of unsold Common Stock formerly issuable under the Plan. This figure was calculated as follows:

     Number of Shares registered under the Registration Statement......  770,000

     Shares sold under the Registration Statement......................   42,760
                                                                         -------
     Number of Shares being deregistered...............................  727,240

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on this 4th day of December, 2001.

                              METRO INFORMATION SERVICES, INC.

                              By: /s/ Brian T. Keane
                                 ---------------------
                                 Brian T. Keane
                                 President


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----

/s/ Brian T. Keane             President and Director           December 4, 2001
----------------------------   (Principal executive officer)
Brian T. Keane


/s/ John J. Leahy              Treasurer and Secretary          December 4, 2001
-----------------------------  (Principal financial and
John J. Leahy                  accounting officer)


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